Exhibit 10.2

TRANSITIONAL SHARED FACILITIES AND SERVICES AGREEMENT

          THIS TRANSITIONAL SHARED FACILITIES AND SERVICES AGREEMENT (this “Agreement”), dated as of October 20, 2009, is entered into by NRDC Real Estate Advisors, LLC, a Delaware limited company (“NRDC”) and NRDC Acquisition Corp., a Delaware corporation (the “Company”).

          WHEREAS, the Company desires to utilize the information technology, office space, personnel and other resources of NRDC that may be necessary or appropriate for the Company to perform its business, and NRDC is willing to make such personnel information technology, office space, personnel and other resources available for the Company’s use.

          NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties hereby agree as follows:

          1.   Services Provided. During the term of this Agreement, NRDC shall provide the Company with information technology, certain office space at 3 Manhattanville Road, Purchase, NY 10577, personnel and other resources necessary or appropriate for the Company to perform its business (collectively, the “Resources”).

          2.   Personnel. All NRDC personnel who provide services hereunder shall be employees of NRDC or its affiliates, and shall not be employees of the Company. NRDC shall provide the Company with personnel necessary for the Company to (i) source, structure, execute and manage properties which the Company acquires, and (ii) perform corporate operations, legal, compliance and governance functions. The Company shall have no right to specify the actual person or persons who will perform services for the Company under this Agreement. Office personnel shall be advised that, while providing services to the Company, they are to follow the directions of the officers of the Company and are to act in the best interests of the Company.

          3.   Charges for Services.

          (a) Resources Fee. For the services rendered under this Agreement, the Company shall pay NRDC US$7,500 (the “Resources Fee”) monthly in arrears commencing with the month in which this Agreement was executed (with such initial payment pro-rated based on the number of days during such quarter that this Agreement was in effect). The parties acknowledge that the Resources Fee is intended to compensate NRDC for the costs and expenses of its personnel and any related overhead costs incurred in providing Resources to the Company pursuant to this Agreement.

          (b) Office Personnel. The Company shall have no obligation to reimburse NRDC or its affiliates for the salary, bonus, benefit and other compensation costs of the personnel of NRDC and its affiliates who provide services to the Company under this Agreement.

          4.   Term. The term of this Agreement shall begin as of the date hereof and it shall extend until October 20, 2010 (the “Initial Term”). At the expiration of the Initial Term, the term shall, at the option of the Company, be extended for one additional year.

          5.   Miscellaneous.

          (a) All provisions of this Agreement shall be binding upon the parties hereto, their respective successors, legal representatives and assigns. No party shall have the right to assign all or any portion of its obligations under or interest in this Agreement, except monies which may be due pursuant hereto, without the prior written consent of all other parties.

          (b) No waiver by any party hereto of any of its rights under this Agreement shall be effective unless in writing and signed by an officer of the party waiving such right. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach, whether or not of the same nature. This Agreement may not be modified except by a writing signed by each of the parties hereto.

          (c) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and cancels and supersedes any and all prior written or oral contracts or negotiations between the parties hereto with respect to the subject matter hereof.

          (d) This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

          (e) The descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          (f) Any notice, request or other communication required or permitted in this Agreement shall be in writing and shall be sufficiently given if hand-delivered to the applicable party at 3 Manhattanville Road Purchase, New York 10577.

          (g) Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized representatives as of the date first above written.

NRDC ACQUISITION CORP.

By:	/s/ Richard A. Baker

Name: Richard A. Baker
Title: Chief Executive Officer

NRDC REAL ESTATE ADVISORS, LLC

By:	/s/ Richard A. Baker

Name: Richard A. Baker
Title: Chief Executive Officer